UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2005

OCCULOGIX, INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	000 51030 (Commission File Number)	59-343-4771 (IRS Employer Identification No.)

2600 Skymark Avenue, Unit 9, Suite 201
Mississauga, Ontario L4W 5B2
(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 602-0887

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 Termination of a Material Definitive Agreement

As previously reported, on September 7, 2004, OccuLogix, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Zayed (Joe) Zawaideh, the former Vice President, Sales of the Company. On November 4, 2005, Mr. Zawaideh’s employment with the Company was terminated.

On November 22, 2005, the Company and Mr. Zawaideh entered into a release agreement pursuant to which, among other things, the Employment Agreement was terminated formally (other than those provisions of the Employment Agreement expressly stated to survive its termination) and Mr. Zawaideh was paid severance in the amount of U.S.$205,000, representing twelve months’ salary plus 2.5% of basic annual salary, in accordance with the terms of the Employment Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCULOGIX, INC.
Date: November 25, 2005	By:	/s/Thomas P. Reeves
Thomas P. Reeves President and Chief Operating Officer